Exhibit 99.1

(BW)(NJ-NEUROLOGIX)(NRGX) Neurologix Pre-Clinical Results Show
Potential for Gene Therapy Treatment of Huntington's Disease

    Business Editors/Health/Medical Writers

    FORT LEE, N.J.--(BUSINESS WIRE)--Nov. 18, 2005--Neurologix, Inc. (OTCBB: NRGX) today announced findings from preclinical studies, which showed that the gene XIAP (X-linked inhibitor of apoptosis) may prevent the progression of Huntington's disease. Neurologix scientists demonstrated that a mutated form of the gene delivered by an adeno-associated virus (AAV) vector, introduced using standard neurosurgical techniques can improve motor deficits associated with the disease. Huntington's disease is a fatal neurological genetic disorder characterized by debilitating movement abnormalities, for which there is currently no effective treatment available. The findings were presented in a poster session during the 35th Annual Meeting of the Society for Neuroscience in Washington D.C. by Sergei
A. Musatov, Susan E. Browne, Matthew S. Henning, Mihaela A. Stavarache, Joshua A. Goldfein, and Michael G. Kaplitt. The title of the poster was "Neuroprotective effects of XIAP in models of Huntington's disease."

    Using cell culture models of the disease, the researchers showed that a truncated form of XIAP lacking the RING domain (RING) may significantly reduce cell death caused by a mutated form of human huntingtin gene.

    The researchers further investigated the neuroprotective effects of dXIAP in a transgenic animal model by injecting presymptomatic mice with AAV vectors encoding dXIAP into the striatum, an area of the brain largely affected in Huntington's patients. In the study, mice injected with this vector experienced significant protection from motor dysfunction when compared to mice treated with a control vector. dXIAP also appeared to prolong the life-span of the mice by 16%. Furthermore, no adverse effects due to dXIAP over-production were observed.

    "These preclinical data in the Huntington's disease study show the potential of the Company's neuroprotection approach of using AAV vectors to deliver therapeutic genes for the treatment of serious and debilitating neurological disorders," stated Michael Sorell, Chief Executive Officer. "These studies and studies on additional compounds will need to be confirmed and the mechanisms and limitations further elucidated before testing in humans can begin," he added.

    On September 25 in San Diego, at the 19th Annual Symposia on the Etiology, Pathogenesis and Treatment of Parkinson's Disease and Other Movement Disorders, the Company released findings of its landmark gene therapy phase I clinical trial for Parkinson's disease, which for the first time demonstrated safety and statistically significant improvements in both clinical measures of movement as well as PET scan measures of brain metabolism.

    About Neurologix

    Neurologix, Inc. is a development-stage company, which through its subsidiary, Neurologix Research, Inc., is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system, primarily utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease and epilepsy and its core technology, which it refers to as "NLX," is currently being tested in a Company-sponsored Phase I human clinical trial to treat Parkinson's disease.

    Cautionary statement regarding forward-looking statements

    This news release includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words "expects," "promises," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

    -- The Company is still in the development stage and has not generated any revenues. From inception through September 30, 2005, it has incurred net losses and negative cash flows from operating activities of $12,261,000 and $10,371,000 respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

    -- The ongoing Phase I clinical trial for treatment of Parkinson's disease using the Company's NLX technology is not complete, and the results will require analysis. If the trial proves unsuccessful, future operations and the potential for profitability will be significantly adversely affected and the business may not succeed.

    -- Since the Company's existing resources will not be sufficient to enable the Company to obtain the regulatory approvals necessary to commercialize its current or future product candidates, it will need to raise additional funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company's control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

    -- There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

    Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2004 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct.

    Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.

    --30--MW/ny*

    CONTACT: Neurologix, Inc.
             Michael Sorell, 201-592-6451
             MichaelSorell@neurologix.net
             or
             Burns McClellan
             Media Relations:
             Justin Jackson, 212-213-0006
             jjackson@burnsmc.com
             or
             Investor Relations:
             Clay Kramer, 212-213-0006
             ckramer@burnsmc.com